                                                                    EXHIBIT 3.01


                         CERTIFICATE OF INCORPORATION
                         ----------------------------

                                      OF
                                      --

                           VIVID TECHNOLOGIES, INC.
                           ------------------------


         The undersigned, a natural person, for the purposes of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and generally known as the "General Corporation Law of the State of Delaware"), hereby certifies that:

         FIRST:  The name of the corporation (hereinafter called the
         -----
"Corporation") is Vivid Technologies, Inc.

         SECOND: The address, including street, number, city, and county, of
         ------
the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, Dover, County of Kent, Delaware 19901, and the name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice Hall Corporation System, Inc.

         THIRD:  The nature of the business and the purposes to be conducted and
         -----
promoted by the Corporation, shall be to (a) engage in the general business of designing, developing, manufacturing, marketing and selling products relating to inspection and security of baggage and other goods, and any other type of electrical, electronics or mechanical devices, and all products and services related thereto, and (b) conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: A statement of the designations and powers, preferences and
         ------
rights, and the qualifications, limitations or restrictions of the classes of capital stock of the Corporation shall be as follows:

     Section 1.  Designation and Definitions.
     ---------------------------------------

     (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is:

         (i) 10,000,000 shares of Common Stock, $.01 par value per share ("Common Stock").

         (ii) 1,082,650 shares of Preferred Stock, $.01 par value per share, of which (A) 234,375 shares are designated Series A Preferred Stock, ("Series A Preferred"), (B) 250,000 shares are designated Series B Preferred Stock, ("Series B Preferred"), (C) 343,690 shares are designated Series C Preferred Stock, ("Series C Preferred"), and (D) 254,585 shares are designated Series D Preferred Stock ("Series D Preferred"), with the rights, preferences and privileges specified herein. The shares of Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred are hereinafter sometimes collectively referred to as the "Preferred Stock."

     For the purposes of this Certificate of Incorporation the following definitions shall apply to Article Fourth:

     A. "Board of Directors" shall mean the Board of Directors of this Corporation.

     B. "Consolidated Cash Flow" shall mean the net increase in cash or cash equivalents of the Corporation and its Subsidiaries for a given fiscal year, as shown on the Statement of Cash Flows of the Corporation for such fiscal year (which statement shall be certified by independent certified public accountants of nationally recognized standing selected by the Corporation), determined in accordance with generally accepted accounting principles consistently applied, subject to the following adjustments: (x) excluding net cash provided by or used in financing activities and short-term investments; (y) subtracting cash received from borrowings against accounts receivable; and (z) adding fifty percent (50%) of domestic accounts receivable current within ninety (90) days and fifty percent (50%) of foreign accounts receivable insured or backed by Letter of Credit.

     C. "Consolidated Net Income" shall mean the net income of the Corporation and its Subsidiaries for a given fiscal year, as shown on the statement of operations of the Corporation for such fiscal year, (which statement shall be certified by independent certified public accountants of nationally recognized standing selected by the Corporation), after all expenses, taxes and other proper charges and after eliminating all intercompany items determined in accordance with generally accepted accounting principles consistently applied.

     D. "Junior Shares" shall mean all shares of Common Stock of this Corporation.

     E. "Purchase Agreement" shall mean that certain Series C and Series D Stock Purchase Agreement, dated as of January 25, 1991, among the Corporation and certain investors, as such agreement may from time to time be amended in accordance with its terms.

     F. "Subsidiary" shall mean any corporation at least 50% of whose outstanding voting shares shall at the time be owned directly or indirectly by this Corporation or by one or more subsidiaries, or by this Corporation and one or more subsidiaries.

Section 2.  Dividend Rights.
---------------------------

     The holders of the Series C Preferred shall be entitled to receive dividends, when, as and if declared by the Board of Directors, out of any funds legally available therefor at the rate of $.10 per share in each fiscal year of the Corporation and no more, payable in preference and priority to any payment of any dividend on the shares of the Series A Preferred, the Series B Preferred, the Series D Preferred or the Junior Shares. After proper payment to the Series C Preferred holders, the holders of the Series A Preferred shall be entitled to receive dividends, when, as and if declared by the Board of Directors, out of the funds legally available therefor, at the rate of $.10 per share in each fiscal year of the Corporation and no more, payable in preference and priority to any payment of any dividend in the shares of the Series B Preferred, the Series D Preferred or the Junior Shares. After proper payment to the Series C Preferred holders and Series A Preferred holders, the holders of the Series B Preferred and Series D Preferred shall be entitled to receive dividends, when, and if declared by the Board of Directors, out of any funds legally available therefor in an amount per share in each fiscal year of the Corporation equal to an amount to be paid as a dividend on the Junior Shares, such amount to be payable in preference and priority to such payment of any dividend on the Junior Shares. The right to dividends on the shares of Series C Preferred and Series A Preferred shall not be cumulative, and no right shall accrue to the holders of the Class A Preferred Stock by reason of the Board's failure to pay or declare and set apart dividends thereon for any given period as herein provided.

Section 3.  Liquidation Preference.
----------------------------------

     (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, voluntarily or involuntarily, the holders of each share of Series C Preferred, prior to any distribution to the holders of Series D Preferred, Series A Preferred, the Series B Preferred or Junior Shares, shall be entitled to receive pro rata a preferential amount equal to $10.00 per share of Series C Preferred held by them (subject to appropriate adjustment in the event of stock dividends, stock splits or similar events), herein referred to as the "Series C Liquidation Preference." After payment or setting apart of payment of the Series C Liquidation Preference, the holders of the Series D Preferred prior to any distribution to the holders of Series A Preferred, the Series B Preferred or Junior Shares shall be entitled to receive pro rata a preferential amount equal to $1.50 per share of Series D Preferred held by them (subject to appropriate adjustment in the event of stock dividends, stock splits or similar events), herein referred to as the "Series D Liquidation Preference." After payment or setting apart of payment of the Series C Liquidation Preference and the Series D Liquidation Preference, the holders of the Series A Preferred, prior to any distribution to the holders of Series B Preferred or Junior Shares, shall be entitled to receive pro rata a preferential amount equal to $10.00 per share of Series A Preferred held by them (subject to appropriate adjustment in the event of stock dividends, stock splits or similar events), herein referred to as the "Series A Liquidation Preference." After payment or setting apart of payment of the Series C Liquidation Preference, Series D Liquidation Preference and Series A Liquidation Preference, the holders of the Series B Preferred, prior to any distribution to the holders of Junior Shares, shall be entitled to receive pro rata a preferential amount equal to $.625 per share of Series B Preferred held by them (subject to appropriate adjustment in the event of stock dividends, stock splits or similar events), herein referred to as the "Series B Liquidation Preference." After payment or setting apart of payment of the Series C Liquidation Preference, the Series D Liquidation Preference, the Series A Liquidation Preference and the Series B Liquidation Preference, the remaining assets of the Corporation, if any, shall be distributed among the holders of the Junior Shares. If upon such liquidation, dissolution or winding up, the assets of the Corporation are insufficient (after payment of the Liquidation Preference of any series of preferred stock ranking senior on liquidation to the Series C Preferred) to provide for the payment of the Series C Liquidation Preference for each share of Series C Preferred outstanding, such assets as are available shall be paid out pro rata among the shares of Series C Preferred. If, after payment of the Series C Liquidation Preference to the holders of the Series C Preferred, the assets of the Corporation are insufficient to provide for the payment of the Series D Liquidation Preference for each share of Series D Preferred outstanding, such assets as are available shall be paid out pro rata among the shares of Series D Preferred. If, after payment of the Series D Liquidation Preference to the holders of the Series D Preferred, the assets of the Corporation are insufficient to provide for the payment of the Series A Liquidation Preference for each share of Series A Preferred outstanding, such assets as are available shall be paid out pro rata among the shares of Series A Preferred. If, after payment of the Series A Liquidation Preference to the holders of the Series A Preferred, the assets of the Corporation are insufficient to provide for the payment of the Series B Liquidation Preference for each share of Series B Preferred outstanding, such assets as are available shall be paid out pro rata among the shares of Series B Preferred.

     (b) A merger or consolidation of the Corporation with or into another corporation or entity (whether or not the Corporation is the surviving entity if, after the merger or consolidation more than 50% of the voting stock of the Corporation is owned by persons who were not holders of voting stock of the Corporation prior to the merger or consolidation), or the sale of all or substantially all the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up the corporation for purposes of this
Section 3 if the holders of at least 60% of the then outstanding shares of Preferred Stock and of any class or series of stock ranking on liquidation on a parity with the Preferred Stock, acting together as a single class, so elect by giving written notice thereof to the Corporation at least ten days before the effective date of such event. If no such notice is given, the provisions of
Section 5(e) shall apply.

Section 4.  Redemption  of Series A Preferred and Series C Preferred.
--------------------------------------------------------------------

     The Series A Preferred and Series C Preferred shall be subject to redemption by the Corporation in accordance with the following provisions:

     (a)  Optional Redemption of the Series A Preferred and the Series C
          --------------------------------------------------------------
Preferred.
---------

     The Corporation, at the option of the Board of Directors, may redeem, from the holders of Series A Preferred and Series C Preferred on a pro rata basis, all or any part of the Series A Preferred and Series C Preferred at any time or from time to time by paying therefor in cash Ten Dollars ($10.00) per share (the "Series A Redemption Price" and the "Series C Redemption Price"), plus an amount equal to any accrued but unpaid dividends on the Series A Preferred and Series C Preferred on the date fixed for redemption. The Corporation, at the option of the Board of Directors, may also redeem any shares of Deferred Redeemable Preferred (as defined in paragraph (e) below), on a pro rata basis as between the Series A Preferred and Series C Preferred included in such Deferred Redeemable Preferred, at any time or from time to time by paying therefor in cash the Series A Redemption Price or the Series C Redemption Price, as the case may be, plus an amount equal to any accrued but unpaid dividends thereon the date fixed for redemption.

     (b)  Mandatory Redemption of Series C Preferred.
          ------------------------------------------

     The Corporation shall redeem the Series C Preferred, on a pro rata basis, in accordance with the provision of this paragraph (b), in the following amounts and on the following dates (each such date hereinafter referred to as a " Series C Sinking Fund Payment Date"):

          (i) on the ninetieth (90) day following the end of each fiscal year of the Corporation, a whole number of shares of Series C Preferred determined by dividing (x) an amount equal to the lesser of (1) twenty-five percent (25%) of the Consolidated Net Income of the Corporation for such fiscal year, or (2) thirty-three and one-third percent (33-1/3%) of the Consolidated Cash Flow of the Corporation for such fiscal year, in either case by (y) the Series C Redemption Price per share.

          (ii) on June 22, 1995, shares of Series C Preferred having an aggregate Series C Redemption Price of $750,000;

          (iii) on January 25, 1996, shares of Series C Preferred having an aggregate Series C Redemption Price of $900,000; and

          (iv) on June 22, 1996, all of the then outstanding shares of Series C Preferred.

          The Corporation shall be entitled to reduce its redemption obligation under clauses (i), (ii) and (iii) above by the number of shares of Series C Preferred, if any, previously redeemed by the Corporation under this Section 4 and not previously credited against the Corporation's obligations under clauses
(i), (ii) and (iii).

          On or before each Series C Sinking Fund Payment Date, the Corporation shall by action of its Board of Directors, after full payment or provision for payment has been made for all then accrued but unpaid dividends on the Series C Preferred, set aside in cash, out of the funds of the Corporation legally available therefor (the "Series C Sinking Fund"), for payment on such Series C Sinking Fund Payment Date, and the Corporation shall pay to the holders of the Series C Preferred on such Series C Sinking Fund Payment Date, a sum equal to the Series C Redemption Price determined as set forth in the preceding paragraph.

          If, on any Series C Sinking Fund Payment Date, the funds of the Corporation legally available therefor shall be insufficient to discharge the Corporation's obligations under this paragraph (b) in full, funds to the extent legally available for such purpose shall be set aside therefor, and the Corporation's obligation to pay the balance of the Series C Redemption Price payable on such date shall continue. Thereafter, such continuing obligation shall be satisfied out of funds legally available therefor within fifteen (15) days after the end of each fiscal quarter of the Corporation, by action of the Board of Directors, until such obligation is fully discharged.

          On any Series C Sinking Fund Payment Date, the money in the Series C Sinking Fund shall be used to redeem that number of shares of Series C Preferred which the Corporation is obligated to redeem on such Date; provided, that if the funds legally available to pay the aggregate Series C Redemption Price therefor on such Series C Sinking Fund Payment Date are insufficient to discharge the Corporation's obligation in full, the funds available shall be used to redeem, on a pro rata basis among the holders of the Series C Preferred, the number of shares of Series C Preferred having an aggregate Redemption Price as nearly equal as possible to the amount of the funds available therefor. Upon retirement of all shares of Series C Preferred, any money remaining in the Series C Sinking Fund in excess of that required to complete payment for any shares purchased or agreed to be purchased, or to redeem shares called for redemption through the operation of the Series C Sinking Fund, shall become a part of the Series A Sinking Fund, as defined in paragraph (c) below.

     (c)  Mandatory Redemption of the Series A Preferred.
          ----------------------------------------------

     The Corporation shall redeem the Series A Preferred, on a pro rata basis, in accordance with the provision of this paragraph (c), in the following amounts and on the following dates (each such date hereinafter referred to as a "Series A Sinking Fund Payment Date"):

          (i) on the ninetieth (90) day following the end of each fiscal year of the Corporation in which or following which all shares of Series C Preferred shall have been redeemed pursuant to paragraph (b) above, a whole number of shares of Series A Preferred determined by dividing (x) an amount equal to twenty-five percent (25%) of the Consolidated Net Income of the Corporation for such fiscal year, by (y) the Series A Redemption Price per share;

          (ii) on June 22, 1996, shares of Series A Preferred having an aggregate Series A Redemption Price of $600,000;

          (iii) on January 25, 1997, shares of Series A Preferred having an aggregate Series A Redemption Price of $900,000; and

          (iv) on June 22, 1997, all of the then outstanding shares of Series A Preferred.

          The Corporation shall be entitled to reduce its redemption obligation under clauses (i), (ii) and (iii) above by the number of shares of Series A Preferred, if any, previously redeemed by the Corporation under this Section 4 and not previously credited against the Corporation's obligations under clauses
(i), (ii) and (iii).

          On or before each Series A Sinking Fund Payment Date, the Corporation shall by action of its Board of Directors, after full payment or provision for payment has been made for all then accrued but unpaid dividends on the Series A Preferred, set aside in cash, out of the funds of the Corporation legally available therefor (the "Series A Sinking Fund"), for payment on such Series A Sinking Fund Payment Date, and the Corporation shall pay to the holders of the Series A Preferred on such Series A Sinking Fund Payment Date, a sum equal to the Series A Redemption Price determined as set forth in the preceding paragraph.

          If, on any Series A Sinking Fund Payment Date, the funds of the Corporation legally available therefor shall be insufficient to discharge the Corporation's obligations under this paragraph (c) in full, funds to the extent legally available for such purpose shall be set aside therefor, and the Corporation's obligation to pay the balance of the Series A Redemption Price payable on such date shall continue. Thereafter, such continuing obligation shall be satisfied out of funds legally available therefor within fifteen (15) days after the end of each fiscal quarter of the Corporation, by action of the Board of Directors, until such obligation is fully discharged.

          On any Series A Sinking Fund Payment Date, the money in the Series A Sinking Fund shall be used to redeem that number of shares of Series A Preferred which the Corporation is obligated to redeem on such Date; provided, that if the funds legally available to pay the aggregate Series A Redemption Price therefor on such Series A Sinking Fund Payment Date are insufficient to discharge the Corporation's obligation in full, the funds available shall be used to redeem, on a pro rata basis among the holders of the Series A Preferred, the number of shares of Series A Preferred having an aggregate Redemption Price as nearly equal as possible to the amount of the funds available therefor. Upon retirement of all shares of Series A Preferred, any money remaining in the Series A Sinking Fund in excess of that required to complete payment for any shares purchased or agreed to be purchased, or to redeem shares called for redemption through the operation of the Series A Sinking Fund, shall become a part of the general funds of the Corporation.

     (d)  Notice of Redemption.
          --------------------

     Notice of any proposed redemption of Series A Preferred or Series C Preferred (sometimes collectively referred to as "Redeemable Preferred") pursuant to this paragraph (4) shall be given by the Corporation by mailing, postage pre-paid, a copy of such notice at least 20 days (10 days in the case of a redemption pursuant to subparagraph (i) of paragraphs (b) or (c) of this Section (4)) prior to the date fixed for such redemption to the holders of record of the Redeemable Preferred, at their respective addresses appearing on the books of the Corporation or given by such holder to the Corporation for the purposes of notice, or if no such address appears or is given, at the principal office of the Corporation. Such notice shall state the Sinking Fund Payment Date to which such notice relates, the number of shares of Redeemable Preferred to be redeemed from all holders thereof and from such holder and the Redemption Price per share, and shall call upon such holder to surrender to the Corporation on said date at the place designated in the notice such holder's certificate or certificates representing the shares to be redeemed. On or after the date fixed for redemption and stated in such notice, each holder of shares of Redeemable

Preferred called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price therefor. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the date fixed in such notice of redemption (unless default be made by the Corporation in providing moneys for the payment of the Redemption Price and any accrued but unpaid dividends) then, notwithstanding that the certificates evidencing any shares of Redeemable Preferred so called for redemption shall not have been surrendered, all rights of the holders thereof with respect to the shares so called for redemption shall forthwith after such date cease and terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor and accrued but unpaid dividends on the shares of Redeemable Preferred being redeemed.

     (e)  Deferral of Redemption.
          ----------------------

     If, under the rules and regulations of the United States Small Business Administration (the "SBA Rules"), the number of shares of Redeemable Preferred to be redeemed from any holder or holders of Redeemable Preferred subject to the SBA Rules exceeds the maximum amount permitted by the SBA Rules to be redeemed in any year, then, and in such event, the holder of such shares shall notify the Corporation of the amount by which such redemption would exceed the maximum amount permitted by the SBA Rules, and the redemption of such number of shares of Redeemable Preferred shall be deferred (such deferred shares being hereinafter referred as the "Deferred Redeemable Preferred"). Upon receipt of notice from any holder or holders of Deferred Redeemable Preferred that such shares may be redeemed under the SBA Rules, the Corporation shall, within ten
(10) days thereafter, redeem such shares as provided in Paragraph (d) above. Nothing herein shall prevent the Corporation from making optional redemptions of shares of Deferred Redeemable Preferred pursuant to paragraph (a) above.

Section 5.  Conversion of Series B and Series D Preferred.
---------------------------------------------------------

     The holders of Series B Preferred and Series D Preferred (for the purposes of this Section 5 collectively referred to as "Convertible Preferred") shall have conversion rights as follows (the "Conversion Rights"):

     (a)  Right to Convert.
          ----------------

          (i)  Series B Preferred.  Each share of Series B Preferred shall be
               ------------------
convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Convertible Preferred, into such number of fully paid and nonassessable shares of Common Stock, as is determined by dividing $.625 by the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion (the "Conversion Price") shall initially be $.0625 per share of Common Stock. Such initial Conversion Price shall be subject to adjustment as hereinafter provided.

          (ii) Series D Preferred.  Each share of Series D Preferred shall be
               ------------------
convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Convertible Preferred, into such number of fully paid and nonassessable shares of Common Stock, as is determined by dividend $1.50 by the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price in respect of Series D Preferred shall initially be $.15 per share of Common Stock. Such initial Conversion Price shall be subject to adjustment as hereinafter provided.

     (b)  Mechanics of Conversion.
          -----------------------

     No fractional shares of Common Stock shall be issued upon conversion of Convertible Preferred. In lieu of any fractional share to which a holder of Convertible Preferred would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective applicable Conversion Price. Before any holder of Convertible Preferred shall be entitled to convert the same into full shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed for transfer, at the office of the Corporation or of any transfer agent for the Convertible Preferred, and shall give written notice to the Corporation at such office that he elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Convertible Preferred, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Convertible Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the conversion is in connection with an offering of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder surrendering Convertible Preferred for conversion, be conditioned upon the closing thereof, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Convertible Preferred shall not be deemed to have converted such Convertible Preferred until immediately prior to such closing.

     (c)  Adjustments to Conversion Price for Diluting Issues.
          ---------------------------------------------------

          (i)  Special Definitions.  For purposes of this Section 5(c), the
              -------------------
following definitions shall apply:

     (1)  "Options" shall mean rights, options or warrants to subscribe for,
           -------
purchase or otherwise acquire either Common Stock or Convertible Securities.

     (2)  "Original Issue Date" shall mean the date on which a share of
           -------------------
Convertible Preferred was first issued.

     (3)  "Convertible Securities" shall mean any evidences of indebtedness,
           ----------------------
shares (other than Common Stock and Convertible Preferred) or other securities convertible into or exchangeable for Common Stock.

     (4)  "Additional Shares of Common Stock" shall mean all shares of Common
           ---------------------------------
Stock issued (or, pursuant to Section 5(c)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

          (A)  upon conversion of shares of Convertible Preferred;

          (B)  as a dividend or distribution on Convertible Preferred;

          (C) by way of a dividend or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (A) and (B), this clause (C) or the following clause (D); and

          (D) to employees and consultants of the corporation in accordance with Section 5.12 of the Purchase Agreement, up to a maximum of 1,000,000 shares, as adjusted for any dividend or distribution on shares of Common Stock.

          (ii)  No Adjustment of Conversion Price.  No adjustment in the
                ---------------------------------
Conversion Price of a particular share of Convertible Preferred shall be made in respect of the issuance of additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the corporation is less than the applicable Conversion Price in effect on the date of, and immediately prior to such issue, for such share of Convertible Preferred.

          (iii) Deemed Issue of Additional Shares of Common.
                -------------------------------------------

     (1)  Options and Convertible Securities.  In the event the Corporation at
          ----------------------------------
any time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 5(c)(v) hereof) of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

          (A) no further adjustment in the applicable Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

          (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the corporation, or for any decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, or for the termination of the right to exercise or convert such Options or Convertible Securities, then the applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase, decrease or termination becoming effective, be recomputed to reflect such increase, decrease or termination insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; and

          (C) no readjustment pursuant to clause (B) above shall have the effect of increasing the applicable Conversion Price to any amount which exceeds the lower of (i) the applicable Conversion Price on the original adjustment date, or (ii) the applicable Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

     (2)  Stock Dividends and Subdivisions.  In the event the Corporation at any
          --------------------------------
time or from time to time after the Original Issue Date shall declare or pay any dividend on the Common

Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock, into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

          (A) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or

          (B) in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

          (iv)  Adjustment of Applicable Conversion Price Upon
                ----------------------------------------------
               Issuance of Additional Shares of Common Stock.
               ---------------------------------------------

     In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 5(c)(ii)) without consideration or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such applicable Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest tenth of a cent) determined by multiplying such applicable Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such applicable Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; and provided further, that for the purposes of this clause (iv), all shares of Common Stock issuable upon conversion of outstanding Convertible Securities shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section (iii), such Additional Shares of Common Stock shall be deemed to be outstanding.

          (v)  Determination of Consideration.  For purposes of this Section
              ------------------------------
5(c), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

          (1)  Cash and Property.  Such consideration shall:
               -----------------

          (A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

          (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

          (C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

          (2)  Options and Convertible Securities.  The consideration per share
               ----------------------------------
received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 5(c)(iii)(l), relating to Options and Convertible Securities, shall be determined by dividing

          (x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

          (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (3)  Stock Dividends and Stock Subdivisions.  Any Additional Shares of
               --------------------------------------
Common Stock deemed to have been issued, relating to stock dividends and stock subdivisions, shall be deemed to have been issued for no consideration.

          (vi)  Adjustments for Combinations or Consolidation
                ---------------------------------------------
                of Common Stock.
                ---------------

          In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the applicable Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation be proportionately increased.

     (d)  Mandatory Conversion.
          --------------------

     Each share of Convertible Preferred shall automatically be converted into shares of Common Stock at the then effective applicable Conversion Price upon the closing of a public offering pursuant to an effective registration statement under the Securities Act of 1933 covering the offer and sale of Common Stock to the public, resulting in not less than $5,000,000 of gross proceeds to the Corporation; provided that the provisions of Section 5(c) hereof shall apply with respect to the Common Stock sold in such public offering. All holders of record of shares of Convertible Preferred will be given at least twenty (20) days' prior written notice of the date fixed and place designated for mandatory conversion of the Convertible Preferred and the event which will result in the automatic conversion of the Convertible Preferred into Common Stock. Such notice shall be sent by first-class mail, postage prepaid, to each record holder of Convertible Preferred at such holder's address appearing on the stock register of the Corporation. On or before the date so fixed for conversion, each holder of shares of Convertible Preferred shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled. The mechanics for conversion and other provisions relating to conversion of Convertible Preferred into Common Stock and payments in lieu of fractions set forth elsewhere in this Article shall apply to the mandatory conversion of the Convertible Preferred.

     (e)  Effect of Merger or Acquisition on Convertible Preferred.
          --------------------------------------------------------

     In the event of a sale by the Corporation of all or substantially all of its assets or a merger or consolidation of the Corporation with or into another corporation or entity, and in the case of successive such sales, mergers and consolidations, except for any such transactions as are treated as a liquidation under Section 3(b) hereof, thereafter the shares of Convertible Preferred then outstanding shall be convertible into the number and kind of securities of the acquiring or surviving corporation (or such other entity whose securities are delivered in exchange for the Common Stock of the Corporation) to which the holders of the Convertible Preferred would have been entitled if such holders had converted their Convertible Preferred into Common Stock or the common stock of any successor to the Corporation upon the consummation of such sale, merger or consolidation; and such shares shall thereafter be subject to adjustment in the manner and to the extent set forth herein.

     (f)  No Impairment.
          -------------

     The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Convertible Preferred against impairment.

     (g)  Certificate as to Adjustments.
          -----------------------------

     Upon the occurrence of each adjustment or readjustment of the applicable Conversion Price pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Convertible Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Convertible Preferred, furnish or cause to be furnished to such holder a like certificate setting forth
(i) such adjustments and readjustments, (ii) the applicable Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Convertible Preferred.

     (h)  Notices of Record Date, etc.
          ----------------------------

     In the event that the Corporation shall propose at any time:

          (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

          (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

          (iii) to subdivide or combine its outstanding Common Stock;

          (iv) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

          (v) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

     then, in connection with each such event, the Corporation shall send to the holders of the Convertible Preferred:

          (1) at least 20 days' prior written notice of the date on which a record shall be taken for such dividend, distribution, subscription rights, subdivision or combination (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iv) and (v) above; and

          (2) in the case of the matters referred to in (iv) and (v) above, at least 20 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

     Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of Convertible Preferred at the address for each such holder as shown on the books of the Corporation.

     (i)  Reservation of Common Stock.
          ---------------------------

     The Corporation shall at all times when the Convertible Preferred shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Convertible Preferred, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Convertible Preferred. Before taking any action which would cause an adjustment reducing the applicable Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Convertible Preferred, the corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted applicable Conversion Price.

     (j)  Cancellation of Convertible Preferred.
          -------------------------------------

     All shares of Convertible Preferred which shall have been surrendered for conversion or redeemed as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any accrued and unpaid dividends thereon. Any shares of Convertible Preferred so converted or redeemed shall be retired, and cancelled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Convertible Preferred accordingly.

Section 6.  Voting Rights of Preferred Stock.
--------------------------------------------

     (a)  General.
          -------

     Except as set forth in paragraphs (b) and (c) hereof and except as otherwise required by law:

          (i) the shares of Series A Preferred and Series C Preferred shall not be entitled to any voting rights; and

          (ii) each share of Convertible Preferred issued and outstanding shall have the number of votes equal to the number of shares of Common Stock into which the Convertible Preferred is convertible as adjusted from time to time pursuant to Section 5 hereof and shall vote with the Common Stock as one class.

     (b)  Matters Affecting Preferred Stock.
          ---------------------------------

     So long as any Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than 60% of the outstanding shares of such series as is affected by the following actions:

          (i) amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or bylaws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit, such series of Preferred Stock; or

          (ii) authorize or issue shares of any class of stock having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series A Preferred or Series C Preferred; or

          (iii) reclassify any Junior Shares into shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series A Preferred or Series C Preferred.

     (c)  Series C Voting Rights Event.
          ----------------------------

     If at any time a Series C Voting Right Event (as defined below) shall occur, the holders of Series C Preferred as a class shall be entitled to elect the smallest number of directors as would constitute a majority of the authorized number of directors of the Board of Directors, and the holders of Series B Preferred, Series D Preferred and Common Stock as a class shall be entitled to elect the remaining members of the Board of Directors. At such time as the Series C Voting Right Event which gave rise to the exercise of the voting rights provided for in this paragraph (c) has been cured and all other events creating a Series C Voting Right Event, if any, shall have been cured, the voting rights of the holders of Series C Preferred as provided in this paragraph
(c) shall cease, unless and until another Series C Voting Right Event shall occur.

     At any time after the voting power to elect a majority of the Board of Directors shall have become vested in the holders of Series C Preferred as provided in this paragraph (c), the President of the Corporation may, and upon the written request of any holder of Series C Preferred addressed to him at the principal office of the Corporation shall, call a special meeting of all shareholders for the election of directors, to be held at the place and upon the notice provided in the by-laws of the Corporation for the holding of meetings of shareholders. If such meeting shall not be so called within ten (10) days after personal service of the request, or written fifteen (15) days after mailing of the same by registered mail within the United States of America, then the holders of at least 50% of the shares of Series C Preferred may designate in writing one of their number to call such meeting, and the person so designated may call such meeting at the place and upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. At any meeting so called or at any annual meeting held while the holders of Series C Preferred have the voting power to elect a majority of the Board of Directors, the holders of a majority of the then outstanding Series C Preferred present in person or by proxy shall be sufficient to constitute a quorum for the election of directors as herein provided. The terms of office of all persons who are directors of the Corporation at the time of such meeting shall terminate upon the election at such meeting by the holders of Series C Preferred of the number of directors they are entitled to elect, and the persons so elected as directors by such holders together with such persons, if any, as may be elected as directors by the holders of the Series B Preferred, Series D Preferred and Common Stock shall constitute the duly elected directors of the Corporation.

     Whenever the holders of Series C Preferred shall be divested of such voting power as provided in this paragraph (c), the term of office of all persons who are at the time directors of the Corporation shall terminate upon the election of their successors by the holders of the shares of the Corporation then having the right to vote for the election of directors. At any time after the voting power to elect a majority of the Board shall again have become vested in the holders of the Series B Preferred, Series D Preferred and Common Stock, the Corporation may hold a shareholders' meeting for the election of directors, to be held at the place and upon the notice provided in the bylaws of the Corporation for the holding of meetings and shareholders.

     A "Series C Voting Right Event" shall occur upon the failure by the Corporation to pay in full the Series C Redemption Price required to be paid by it on any Series C Sinking Fund Payment Date, in accordance with paragraph (b) of Section 4 hereof.

     (d)  Series A Voting Rights Event.
          ----------------------------

     If at any time a Series A Voting Right Event (as defined below) shall occur, the holders of Series A Preferred as a class shall be entitled to elect the smallest number of directors as would constitute a majority of the authorized number of directors of the Board of Directors, and the holders of Series B Preferred, Series D Preferred and Common Stock as a class shall be entitled to elect the remaining members of the Board of Directors. At such time as the Series A Voting Right Event which gave rise to the exercise of the voting rights provided for in this paragraph (d) has been cured and all other events creating a Series A Voting Right Event, if any, shall have been cured, the voting rights of the holders of Series A Preferred as provided in this paragraph
(d) shall cease, unless and until another Series A Voting Right Event shall occur. During any time that the holders of the Series A Preferred have the right to elect a majority of the Board, such holders shall not, without the approval of a majority of the directors of the Corporation not elected by such holders, provide for redemption of any shares of Series A Preferred pursuant to Section 4(a) hereof.

          At any time after the voting power to elect a majority of the Board of Directors shall have become vested in the holders of Series A Preferred as provided in this paragraph (d) above, the President of the Corporation may, and upon the written request of any holder of Series A Preferred addressed to him at the principal office of the Corporation, shall, call a special meeting of all shareholders for the election of directors, to be held at the place and upon the notice provided in the bylaws of the Corporation for the holding of meetings of shareholders. If such meeting shall not be so called within ten days after personal service of the request, or within fifteen days after mailing of the same by registered mail within the United States of America, then the holders of at least 50% of the shares of Series A Preferred may designate in writing one of their number to call such meeting, and the person so designated may call such meeting at the place and upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. At any meeting so called or at any annual meeting held while the holders of Series A Preferred have the voting power to elect a majority of the Board of Directors, the holders of a majority of the then outstanding Series A Preferred present in person or by proxy shall be sufficient to constitute a quorum for the election of directors as herein provided. The terms of office of all persons who are directors of the Corporation at the time of such meeting shall terminate upon the election at such meeting by the holders of Series A Preferred of the number of directors they are entitled to elect, and the persons so elected as directors by such holders together with such persons, if any, as may be elected as directors by the holders of the Series B Preferred, Series D Preferred and Common Stock shall constitute the duly elected directors of the Corporation.

     Whenever the holders of Series A Preferred shall be divested of such voting power as provided in this paragraph (d), the term of office of all persons who are at the time directors of the Corporation shall terminate upon the election of their successors by the holders of the shares of the Corporation then having the right to vote for the election of directors. At any time after the voting power to elect a majority of the Board shall again have become vested in the holders of the Series B Preferred, Series D Preferred and Common Stock, the Corporation may hold a shareholders' meeting for the election of directors, to be held at the place and upon the notice provided in the bylaws of the Corporation for the holding of meetings and shareholders.

     A "Series A Voting Right Event" shall occur upon the failure by the Corporation to pay in full the Series A Redemption Price required to be paid by it on any Series A Sinking Fund Payment Date, in accordance with paragraph (c) of Section 4 hereof.

     (e)  Series A and Series C Voting Right Event.
          ----------------------------------------

     If, at any time or from time to time, both a Series A Voting Right Event and a Series C Voting Right Event shall exist together, then the holders of Series A Preferred and the holders of Series C Preferred shall vote together as one class to elect a majority of the Board of Directors, in accordance with the rights and obligations set forth in paragraphs (c) and (d) above.

          FIFTH:  The name and the mailing address of the incorporator is as
          -----
follows:

          NAME                           ADDRESS
          ----                           -------

          Philip J. Flink          c/o  Brown, Rudnick, Freed & Gesmer
                                        One Financial Center
                                        Boston, MA 02111

          SIXTH:  The Corporation shall have perpetual existence.
          -----

          SEVENTH:  Whenever a compromise or arrangement is proposed between
          -------
this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 29l of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this

Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agrees to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         EIGHTH:  For the management of the business and for the conduct of the
         ------
affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

          (a) The business of the Corporation shall be conducted by the officers of the Corporation under the supervision of the Board of Directors.

          (b) The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. No election of Directors need be by written ballot.

          (c) The Board of Directors of the Corporation may adopt, amend or repeal the Bylaws of the Corporation at any time after the original adoption of the Bylaws according to Section 109 of the General Corporation Law of the State of Delaware; provided, however, that any amendment to provide for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an amendment to this Certificate of Incorporation, in an initial Bylaw, or in a Bylaw adopted by the stockholders of the Corporation entitled to vote.

         NINTH:
         -----

          (a) The Corporation may, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which a person indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (b) No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this paragraph (b) of this Article Ninth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment.

          TENTH:  From time to time, subject to the provisions of this
          -----
Certificate of Incorporation, any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article Tenth.

     Signed on the 26th day of September, 1996.



                                   _________________________________
                                   Philip J. Flink